Exhibit 5.1

WORLDWIDE PLAZA

JOHN W. WHITE

EVAN R. CHESLER

PHILIP A. GELSTON

RICHARD W. CLARY

JAMES D. COOPER

STEPHEN L. GORDON

DANIEL L. MOSLEY

ROBERT H. BARON

DAVID MERCADO

CHRISTINE A. VARNEY

PETER T. BARBUR

SANDRA C. GOLDSTEIN

THOMAS G. RAFFERTY

MICHAEL S. GOLDMAN

RICHARD HALL

JULIE A. NORTH

ANDREW W. NEEDHAM

STEPHEN L. BURNS

KEITH R. HUMMEL

DAVID J. KAPPOS

DANIEL SLIFKIN

ROBERT I. TOWNSEND, III

WILLIAM J. WHELAN, III

PHILIP J. BOECKMAN

WILLIAM V. FOGG

FAIZA J. SAEED

RICHARD J. STARK

THOMAS E. DUNN

MARK I. GREENE

DAVID R. MARRIOTT

MICHAEL A. PASKIN

ANDREW J. PITTS

MICHAEL T. REYNOLDS

ANTONY L. RYAN

GEORGE E. ZOBITZ

GEORGE A. STEPHANAKIS

DARIN P. MCATEE

GARY A. BORNSTEIN

TIMOTHY G. CAMERON

KARIN A. DEMASI

LIZABETHANN R. EISEN

DAVID S. FINKELSTEIN

DAVID GREENWALD

RACHEL G. SKAISTIS

PAUL H. ZUMBRO

JOEL F. HEROLD

825 EIGHTH AVENUE

NEW YORK, NY 10019-7475

TELEPHONE: +1-212-474-1000

FACSIMILE: +1-212-474-3700

__________

CITYPOINT

ONE ROPEMAKER STREET

LONDON EC2Y 9HR

TELEPHONE: +44-20-7453-1000

FACSIMILE: +44-20-7860-1150

ERIC W. HILFERS

GEORGE F. SCHOEN

ERIK R. TAVZEL

CRAIG F. ARCELLA

DAMIEN R. ZOUBEK

LAUREN ANGELILLI

TATIANA LAPUSHCHIK

ERIC L. SCHIELE

ALYSSA K. CAPLES

JENNIFER S. CONWAY

MINH VAN NGO

KEVIN J. ORSINI

MATTHEW MORREALE

JOHN D. BURETTA

J. WESLEY EARNHARDT

YONATAN EVEN

BENJAMIN GRUENSTEIN

JOSEPH O. ZAVAGLIA

STEPHEN M. KESSING

LAUREN A. MOSKOWITZ

DAVID J. PERKINS

JOHNNY G. SKUMPIJA

J. LEONARD TETI, II

D. SCOTT BENNETT

TING S. CHEN

CHRISTOPHER K. FARGO

KENNETH C. HALCOM

DAVID M. STUART

AARON M. GRUBER

O. KEITH HALLAM, III

OMID H. NASAB

DAMARIS HERNANDEZ

JONATHAN J. KATZ

MARGARET SEGALL D’AMICO

RORY A. LERARIS

KARA L. MUNGOVAN

____________________

SPECIAL COUNSEL

SAMUEL C. BUTLER

GEORGE J. GILLESPIE, III

________________

OF COUNSEL

MICHAEL L. SCHLER

May 19, 2017

Evolent Health, Inc.

7,000,000 Shares of Class A Common Stock

Ladies and Gentlemen:

We have acted as counsel for Evolent Health, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Prospectus Supplement dated May 15, 2017, relating to the offer and sale of 7,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”), including the resale of (a) 3,143,747 currently outstanding Shares, (b) 3,791,515 Shares issued upon exchange of an equivalent number of the Class B common units (the “Class B Common Units”) of the Company’s operating subsidiary, Evolent Health LLC (“Evolent Health”) (together with an equivalent number of shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), of the Company) (the “Exchange Shares”) and (c) 64,738 Shares (the “Option Shares”) issued upon the exercise of stock options (“Options”) under the Evolent Health Holdings, Inc. 2011 Equity Incentive Plan. The Shares were offered and sold by certain selling stockholders of the Company.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Second Amended and Restated Certificate of Incorporation of the Company; (b) the Second Amended and Restated By-laws of the Company; (c) the Certificate of Formation of Evolent Health; (d) the Third Amended and Restated Operating Agreement of Evolent Health; (e) resolutions adopted by the Board of Directors of the Company on May 22, 2015, July 27, 2016, March 3, 2017 and May 11, 2017, resolutions adopted by the Compensation Committee of the Board of Directors of the Company on May 12, 2017 and resolutions adopted by the managing member of Evolent Health on May 11, 2017; (f) the Registration Statement on Form S-3 (Registration No. 333-212709) filed with the Commission on July 28, 2016 with respect to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement being hereinafter referred to as the “Registration Statement”); (g) the related Prospectus dated March 27, 2017, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the documents incorporated therein by reference, the “Basic Prospectus”); (h) the Preliminary Prospectus Supplement dated May 15, 2017, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act; (i) the Prospectus Supplement dated May 15, 2017, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”); (j) the Underwriting Agreement dated May 15, 2017 (the “Underwriting Agreement”), among Morgan Stanley & Co. LLC, as representative (the “Representative”) of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), the Company, Evolent Health and the several selling stockholders listed in Schedule 2 thereto (the “Selling Stockholders”); (k) a specimen certificate representing the Shares; (l) the Power of Attorney and Custody Agreement, each dated May 15, 2017, executed by certain of the selling stockholders; (m) the Evolent Health Holdings, Inc. 2011 Equity Incentive Plan, as amended; (n) the Evolent Health Holdings, Inc. Incentive Stock Option Agreement between Evolent Health Holdings, Inc. and Nicky McGrane dated October 22, 2014; (o) the Evolent Health Holdings, Inc. Incentive Stock Option Agreement between Evolent Health Holdings, Inc. and Jonathan Weinberg dated April 1, 2014; (p) the Option Exercise Agreement between the Company and the relevant option holder, each dated May 19, 2017, relating to each option agreement described in (n) and (o) above (the “Option Exercise Agreements”); and (q) the Exchange Agreement dated June 4, 2015 (the “Exchange Agreement”), by and among the Company, Evolent Health and the other parties named therein.

In rendering our opinion, we have assumed, without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have relied, with respect to factual matters, on statements of public officials and officers and other representatives of the Company and Evolent Health and the representations and warranties of the Company, the Selling Stockholders and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement. We have also assumed that the Options were duly and validly authorized and issued and constitute valid and binding obligations of the Company; the Options were exercised in accordance with the Option Exercise Agreements, and at the time of their exercise, the Options were in full force and effect and all conditions to vesting and exercise had been satisfied. We have also assumed compliance by each party thereto with the terms of the Exchange Agreement.

Based on the foregoing and in reliance thereon, we are of opinion that (a) the Shares (other than the Exchange Shares and the Option Shares) have been duly and validly authorized by the Company and are validly issued, fully paid and nonassessable, (b) the Exchange Shares have been duly and validly authorized by the Company and, when issued in exchange for Class B Common Units (together with an equivalent number of shares of the Class B Common Stock), delivered as contemplated in the Exchange Agreement and paid for as contemplated in the Underwriting Agreement, will be validly issued, fully paid and non-assessable and (c) the Option Shares have been duly and validly authorized by the Company and, when issued in accordance with the terms set forth in the applicable Option Exercise Agreement pursuant to which such Option Shares are to be issued, delivered as contemplated in such Option Exercise Agreement and paid for as contemplated in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on May 19, 2017, and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our firm under the caption “Legal matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Evolent Health, Inc.

800 N. Glebe Road, Suite 500

Arlington, VA 22203

O